Exhibit 3.1

               Certification of Incorporation of the Registrant


Ross Miller                 STATE OF NEVADA              Scott W. Anderson
Secretary of State              (Seal)                   Deputy Secretary
                                                    For Commercial Recordings


                             OFFICE OF THE
                           SECRETARY OF STATE

                             Certified Copy
                                                  January 2, 2007

Job Number:                  C20070102-0570
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number (s)   Description                        Number of Pages
20060841465-76        Articles of Incorporation          1 Pages/1Copies

(Seal)

Respectfully,

/s/ Ross Miller
- --------------------------
Ross Miller, Secretary of State

By
/s/ Delaina Marzull
- -------------------
Delaina Marzull, Certification Clerk

                                 Exhibit 3.1

               Certification of Incorporation of the Registrant

                         Certificate of Incorporation


- -------------------  -------------------------------------------------------
Name of Corporation  Race World International, Inc.
- -------------------  -------------------------------------------------------
Registered Agent     P. Sterling Kerr, Esq.
Name and Street      Whitney Ranch Professional Park
Address              1055 Whitney Ranch Drive, Suite 101
                     Henderson, NV, 89014
- -------------------  -------------------------------------------------------
Shares               Common
                     50,000,000 par value .001
                     Preferred
                     20,000,000 par value .001
- -------------------  -------------------------------------------------------
Name, Address and    Evan Williams
Of Board of          968-240 th Street
Directors/Trustees   Langley, BC, Canada V2Z 2Y3

                     Solomon Nordine
                     827 Raymer Road
                     Kelowna, BC, Canada V1W 1J7

                     J. Leigh Anderson
                     17316 Hillview Place
                     Surrey, BC, Canada V3S 0C3
- -------------------  --------------------------------------------------------
Purpose              To engage in any lawful activity or activities in the
                     State of Nevada and throughout the word.
- -------------------  --------------------------------------------------------
Name, Address and    Evan Williams
Signature of         968-240 th Street
Incorporator         Langley, BC, Canada V2Z 2Y3
- -------------------  --------------------------------------------------------
Certificate of       I hereby accept appointment as Resident Agent for the
Acceptance of        above named corporation.
Appointment of       /s/ P. Sterling Kerr, Esq.           12/29/06
Resident Agent       --------------------------           ------
                     P. Sterling Kerr, Esq.                Date
- -------------------  --------------------------------------------------------



Exhibit 3.1

Certificate of Amendment


(Seal) Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708


Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.Name of Incorporation
Race World International, Inc.

2.The articles have been amended as follows (provide article numbers, if available)
Article 3. Shares Number of Common shares with par value 200,000,000: Par value :$.001: and Number of Preferred shares with par value: 20,000,000: Par value $.001

3.The vote which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.Effective date of filing (optional): 7-18-07

5.Officer Signature (Required): Evan Williams

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares then the amendment must be approved by the vote in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.



                            SECRETARY OF  STATE

                                  (SEAL)

                              STATE OF NEVADA


                             CORPORATE CHARTER

I, Ross Miller, the duly elected and qualified Nevada Secretary of State, do Hereby certify that Race World International, Inc., did on December 29, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



(Seal) IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 2, 2007.

                                /s/ Ross Miller
                                ---------------------------------
                                Ross Miller, Secretary of State

                                By
                                /s/ Delaina Marzull
                                ----------------------------------
                                Delaina Marzull, Certification Clerk